EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-126565, 333-84352 and 033-65183) pertaining to The Goodyear Tire & Rubber Company Employee Savings Plan for Bargaining Unit Employees for our report dated June 9, 2022 with respect to the financial statements and schedule of The Goodyear Tire & Rubber Company Employee Savings Plan for Bargaining Unit Employees included in this Annual Report (Form 11-K) as of and for the year ended December 31, 2021.

BOBER, MARKEY, FEDOROVICH & COMPANY

Akron, Ohio

June 9, 2022